UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

INTELLIGENT SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	001-09330	58-1964787
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4355 Shackleford Road, Norcross, Georgia	30093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 381-2900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On November 2, 2015, Habif Arogeti & Wynne, LLP (“HAW”) informed the Company that HAW declined to stand for re-election as the Company’s independent accountant. HAW informed the Company that the firm has determined not to do public company audits effective immediately as it is not in its best interests given the high cost of compliance and the fact that the number of HAW’s public audit clients has been declining in recent years. The Company is its only remaining public company audit client. The Company had no prior knowledge of HAW’s intent not to stand for re-election and HAW had, in fact, performed some preliminary year-end work and provided a proposal for the 2015 audit and 2016 reviews, which the Company had expected to approve.

The reports of HAW regarding the Company’s financial statements for the fiscal years ended December 31, 2013 and 2014 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2013 and 2014 and during the period from the end of the most recently completed fiscal year through November 1, 2015, the date of notice to the Company, there were no disagreements with HAW on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of HAW, would have caused it to make reference to such disagreements in its reports. During the Company’s two most recent fiscal years and through November 1, 2015, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided HAW with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that HAW furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of such letter, dated November 5, 2015 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Company has not yet engaged a new independent accountant.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

16.1 Letter from Habif Arogeti & Wynne, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2015	INTELLIGENT SYSTEMS CORPORATION
(Registrant)

/s/ Bonnie L. Herron
	By:	Bonnie L. Herron
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

16.1	Letter from Habif Arogeti & Wynne, LLC.

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